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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         American Express                      American Express Receivables
          Centurion Bank                         Financing Corporation II
     ----------------------------------------------------------------------
    (Exact name of co-registrants as specified in their respective charters)

               Utah                                            Delaware
       ---------------------                            ----------------------
      (State of incorporation                          (State of incorporation
          or organization)                                 or organization)

            11-2869526                                        13-3854638
       ---------------------                            ----------------------
         (I.R.S. Employer                                  (I.R.S. Employer
        Identification No.)                               Identification No.)

                                                        World Financial Center
      6985 Union Park Center                               200 Vesey Street
          Midvale, Utah                                   New York, New York
      ----------------------                            -----------------------
       (Address of principal                            (Address of principal
        executive offices)                                executive offices)
              84047                                              10285
           -----------                                        -----------
            (Zip Code)                                         (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Credit Account Master Trust
          Class A Series 1999-6 Floating Rate Asset Backed Certificates Class B Series 1999-6 Floating Rate Asset Backed Certificates
          -------------------------------------------------------------
                                (Title of Class)


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Item 1.1          Description of Registrant's Securities to be Registered

                  The description of the Class A Series 1999-6 Floating Rate Asset Backed Certificates and Class B Series 1999-6 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated September 10, 1999, and "Summary of Series Terms" and "Maturity Considerations" in the Series 1999-6 Prospectus Supplement, dated September 10, 1999 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.4).

Item 2.           Exhibits

      Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

      Exhibit 4.2 Series 1999-6 Supplement to the Pooling and Servicing Agreement, dated as of September 16, 1999.

      Exhibit 4.3 Series 1999-6 Prospectus, dated September 10, 1999, and Prospectus Supplement, dated September 10, 1999, as filed with the Securities and Exchange Commission on September 14, 1999 pursuant to Rule 424(b)(2).

      Exhibit 5.1 Form of specimens of certificates representing the Class A Series 1999-6 Floating Rate Asset Backed Certificates and the Class B Series 1999-6 Floating Rate Asset Backed Certificates.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AMERICAN EXPRESS CENTURION BANK


                              By: /s/ Robert D. Kraus
                                  ---------------------------
                              Name:   Robert D. Kraus
                              Title:  Assistant Secretary

                              AMERICAN EXPRESS RECEIVABLES
                              FINANCING CORPORATION II


                              By: /s/ Leslie R. Scharfstein
                                  ---------------------------
                              Name:  Leslie R. Scharfstein
                              Title: President

Date:   September 16, 1999

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                                INDEX TO EXHIBITS

       Exhibit
       Number                              Exhibit

       Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

       Exhibit 4.2 Series 1999-6 Supplement to the Pooling and Servicing Agreement, dated as of September 16, 1999.

       Exhibit 4.3 Series 1999-6 Prospectus, dated September 10, 1999, and Prospectus Supplement, dated September 10, 1999, as filed with the Securities and Exchange Commission on September 14, 1999 pursuant to Rule 424(b)(2).

       Exhibit 5.1 Form of specimens of certificates representing the Class A Series 1999-6 Floating Rate Asset Backed Certificates and the Class B Series 1999-6 Floating Rate Asset Backed Certificates.